Exhibit 4.1

EXECUTION VERSION

NORTHERN TIER ENERGY LLC,

NORTHERN TIER FINANCE CORPORATION,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Collateral Agent

SUPPLEMENTAL INDENTURE

Dated as of November 2, 2012

to

Indenture

Dated as of December 1, 2010

10.50% Senior Secured Notes due 2017

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 2, 2012, among NORTHERN TIER ENERGY LLC, a Delaware limited liability company (the “Company”), NORTHERN TIER FINANCE CORPORATION, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Subsidiary Guarantors named herein and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee and Collateral Agent (the “Trustee”), under the Indenture, dated as of December 1, 2010, as amended to date (the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Issuers have issued their 10.50% Senior Secured Notes due 2017 (the “Notes”) pursuant to the Indenture;

WHEREAS, the Company has offered to purchase for cash any and all outstanding Notes pursuant to the tender offer commenced on October 17, 2012 (the “Tender Offer”);

WHEREAS, in connection with the Tender Offer, the Company has requested that Holders of the Notes deliver their consents with respect to the deletion of certain provisions of the Indenture;

WHEREAS, Section 9.2 of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture and the Notes in certain circumstances with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes);

WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have duly consented to the proposed modifications set forth in this Supplemental Indenture in accordance with the Indenture (including Section 9.2 thereof);

WHEREAS, the Issuers have heretofore delivered, or are delivering contemporaneously herewith, to the Trustee (i) copies of resolutions of the Board of Directors of each of the Issuers authorizing the execution of this Supplemental Indenture, (ii) evidence of the consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Section 13.4 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01 Amendments.

(a) Subject to Section 2.02 hereof, the Indenture is hereby amended by deleting in their entireties Sections 3.2, 3.3, 3.4, 3.5(b), 3.7, 3.8, 3.10, 3.11, 3.12, 3.15, 3.16, 3.18, 3.19, 4.1(a)(3), 6.1(5), 6.1(6), 6.1(8), 6.1(9) and 6.1(10) of the Indenture.

(b) Effective as of the date hereof, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or Clauses and the Sections or Clauses deleted pursuant to Section 1.01 hereof shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.

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(c) Subject to Section 2.02 hereof, the Indenture is hereby amended to add the following to the end of the third paragraph of Section 3.5(a) of the Indenture:

“If, during the 365-day period following the date of the Asset Sale, the Issuer or such Restricted Subsidiary (x) enters into a written agreement committing it to apply such Net Proceeds in accordance with the requirements of this paragraph after such 365-day period or (y) has begun construction of such Replacement Assets using such Net Proceeds and delivers an Officers’ Certificate to the Trustee certifying that such Net Proceeds have been budgeted toward such construction, then such 365-day period will be extended with respect to the amount of Net Proceeds so committed or so budgeted for a period, in each case not to exceed 180 days, until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement) or has been applied toward such construction, as the case may be.”

SECTION 1.02 Amendment of Definitions. Subject to Section 2.02 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 1.01 hereof. The Notes are also deemed amended as appropriate to reflect the amendments to the Indenture contemplated hereby.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01 Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 2.02 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company of at least a majority in principal amount of the outstanding Notes pursuant to the Tender Offer, excluding Notes owned by the Company, any Subsidiary Guarantor of the Notes or any person directly or indirectly controlling or controlled by or under direct or indirect common control with them, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such purchase shall not occur.

SECTION 2.03 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF NEW YORK, SITTING IN NEW YORK COUNTY, AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE (INCLUDING THE NOTE GUARANTEES SET FORTH HEREIN), THE NOTES OR THE SECURITY DOCUMENTS.

SECTION 2.04 No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Issuers, and the Trustee assumes no responsibility for the correctness or completeness of the same.

SECTION 2.05 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

NORTHERN TIER ENERGY LLC

By:	/s/ David Bonczek
Name:	David Bonczek
Title:	Vice President & Chief Financial Officer

NORTHERN TIER FINANCE CORPORATION

By:	/s/ David Bonczek
Name:	David Bonczek
Title:	Vice President & Chief Financial Officer

NORTHERN TIER RETAIL LLC

By:	/s/ Oscar Rodriguez
Name:	Oscar Rodriguez
Title:	Treasury & Secretary

NORTHERN TIER BAKERY LLC

By:	/s/ Oscar Rodriguez
Name:	Oscar Rodriguez
Title:	Treasury & Secretary

ST. PAUL PARK REFINING CO. LLC

By:	/s/ Oscar Rodriguez
Name:	Oscar Rodriguez
Title:	Assistant Treasurer

SUPERAMERICA FRANCHISING LLC

By:	/s/ Oscar Rodriguez
Name:	Oscar Rodriguez
Title:	Treasury & Secretary

NORTHERN TIER RETAIL HOLDINGS LLC

By:	/s/ Oscar Rodriguez
Name:	Oscar Rodriguez
Title:	Vice President & Treasurer

SIGNATURE PAGE –SUPPLEMENTAL INDENTURE

NORTHERN TIER OIL TRANSPORT LLC

By:	/s/ Oscar Rodriguez
Name:	Oscar Rodriguez
Title:	Vice President & Treasurer

SIGNATURE PAGE –SUPPLEMENTAL INDENTURE

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Associate

By:	/s/ Kelvin Vargas
Name:	Kelvin Vargas
Title:	Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Associate

By:	/s/ Kelvin Vargas
Name:	Kelvin Vargas
Title:	Associate

SIGNATURE PAGE –SUPPLEMENTAL INDENTURE